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EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Form S-3 registration statement (Form S-3 No. 333-46330) of Wave Systems Corp. for the registration of 1,182,678 shares of Wave Systems Corp. common stock, of our report dated April 5, 2000, with respect to the financial statements of Indigo Networks LLC for the year ended December 31, 1999 included in the Wave Systems Corp. Current Report on Form 8-K, Amendment No. 1, dated November 14, 2000 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Birmingham, Alabama
November 14, 2000